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                                                                    EXHIBIT 16.1


                                                          [ARTHUR ANDERSEN Logo]

                                                            Arthur Andersen LLP

                                                            Suite 3100
                                                            1225 17th Street
                                                            Denver CO 80202-5531

                                                            Tel 303 295 1900
                                                            Fax 303 291 9200



March 17, 2000

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Commissioners:

We have read the statements made by NxTrend Technology, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 304 of Regulation S-K promulgated under the Securities Act of 1933, as amended, as part of the Form S-1 report dated March 17, 2000, to be filed by BuildNet, Inc. and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP